UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2013

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 30, 2013, Geospace Technologies Corporation (the "Company") received a notification from The NASDAQ Stock Market LLC ("NASDAQ") that the Company had violated the shareholder approval requirements of Listing Rule 5635(c) (the "Rule"). The Company granted options under its 1997 Key Employee Stock Option Plan (the "Plan") after the Plan's original expiration date of November 14, 2007 on three separate occasions. On December 5, 2008, the Company granted 292,000 options; on February 25, 2010, the Company granted 40,000 options; and on August 5, 2010 the Company granted 86,000 options (collectively, the "Relevant Options"), each as adjusted for the Company's two-for-one stock split in the form of a dividend in October of 2012. Based on the NASDAQ Staff's review of the information the Company provided to them after the Company discovered the issue, the NASDAQ Staff determined that the Company violated the Rule.

The Relevant Options have been consistently reported in each of the Company's periodic reports and proxy statements since the dates of grant of the Relevant Options, but were granted after the Plan's original expiration date.

To regain compliance with the Rule, the Company plans to call a special meeting of the Company's stockholders to seek stockholder approval of an amendment to the Plan extending its term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: June 03, 2013	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary